AMENDED AND RESTATED
                                 PROMISSORY NOTE
                      (UDC Master Revolving Line of Credit)


$30,000,000                                                       April 30, 1997

                FOR VALUE RECEIVED, UDC HOMES, INC., a Delaware corporation ("Borrower"), promises to pay to GUARANTY FEDERAL BANK, F.S.B, a federal saving bank ("Bank"), or order, the aggregate principal amount of U.S. $30,000,000 or, if less, the aggregate principal amount of all Advances by Bank to Borrower pursuant to the Loan Agreement referred to below, outstanding on the Maturity Date and at such other times as are specified in the Loan Agreement. All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

                Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement. Interest shall be calculated on a 360-day year for all advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of a 365 or 366-day period on an annual basis.

                Both principal and interest are payable in lawful money of the United States of America to the Agent as provided in the Loan Agreement.

                Each Advance made by or assigned to Bank, any repayment thereof, the interest rate and the Interest Periods applicable to such Advance shall be recorded on the books and records of the holder hereof. Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entry so recorded on the books and records of the holder hereof shall be conclusive evidence (absent manifest error) of the unpaid balance of this Note, the interest rate and the Interest Periods applicable thereto.

                This Amended and Restated Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated UDC Master Revolving Line of Credit Loan Agreement (Borrowing Base) dated of even date herewith (the "Loan Agreement"), among Borrower, Bank One, Arizona, NA, individually and as Agent, Bank, and the other banks parties thereto. The Loan Agreement, among other things, (i) provides for the making of Advances by Bank to Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Borrower resulting from each Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions herein specified.

                This Amended and Restated Promissory Note is secured, among other security, by security instruments covering real property and personal property of Borrower located in California and Arizona.

                Failure to exercise any remedy or right hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

                Except as set forth in the Loan Agreement, Borrower and all others now or hereafter serving as sureties, endorsers and guarantors of this Note waive: demand; presentment for payment; notice of nonpayment; protest; notice of protest; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of costs, expenses or losses and interest; notice of interest on interest and late charges; and all other notices; any requirement at law or in equity that Bank file suit and otherwise act diligently in collecting this Note or in proceeding against any of the rights or interests to properties securing the payment of this Note; and any claims arising out of the release of any party primarily or secondarily liable hereon. Borrower and all others now or hereafter serving as sureties, endorsers and guarantors of this Note further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any of them, to first institute suit or exhaust its remedies against any maker or others liable herefor, and consent to any extension or postponement of time or payment of this Note or any other indulgence with respect hereto without notice thereof to any of them.

                This Note is assignable and transferable only in accordance with the Loan Agreement.

                All terms and conditions of the Loan Agreement including, without limitation, events of default, interest rate provisions, payments, and maturity dates, are incorporated herein by reference.

                This Note amends and restates that certain Promissory Note (UDC Master Revolving Line of Credit) dated November 8, 1995, executed by Borrower in favor of Bank.

                IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first above written.

BORROWER:                            UDC HOMES, INC., a Delaware corporation



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                           ------------------------------------


WITNESSED BY:


-------------------------------------

STATE OF _____________________             )
                                           ) ss.
County of ______________________           )

                The foregoing instrument was acknowledged before me this _____ day of ____________________, 1997, by _____________________________, the
_______________________ of UDC HOMES, INC., a Delaware corporation, on behalf of the corporation.

                                  ----------------------------------------------
                                  Notary Public

My Commission Expires:

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                                       -3-